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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): January 2, 2003


Commission file number 0-13732



                           COMTREX SYSTEMS CORPORATION
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)



            Delaware                                    22-2353604
-------------------------------                     -------------------
(State or other jurisdiction of                        (IRS Employer
 incorporation or organization)                     Identification No.)



                 102 Executive Drive, Moorestown, NJ 08057-4224
                 ----------------------------------------------
                    (Address of principal executive offices)


                                 (856) 778-0090
                         ------------------------------
                         (Registrant's telephone number)




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       All statements included in this Report, other than statements or characterizations of historical fact, are forward-looking statements. Forward-looking statements can often be identified by their use of words such as "may", "will", "expects", "plans", "estimates", "intends", "believes" or "anticipates", and variations or negatives of these words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. All forward-looking statements involve risks and uncertainties that are difficult to predict. All forward-looking statements speak only as of the date of this Report, and are based on the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. The forward-looking statements are not guarantees of future events and, therefore, our performance could differ materially and adversely from that contemplated by any forward-looking statements as a result of various factors, some of which are discussed in the filings that we make from time to time with the Securities and Exchange Commission, which you should carefully review. The Company undertakes no obligation to publicly revise or update any forward-looking statement for any reason.


Item 5.  Other Events

       On January 2, 2003, the Company entered into separate Subordinated Convertible Note Agreements (together the "Loans") with two individuals. Under the Loans, those two individuals, who are Jeffrey C. Rice, President, Chief Executive Officer and a director of the Company, and Steven D. Roberts, Managing Director of the Company's U.K. subsidiary (Comtrex Systems, LTD) and a director of the Company, have each loaned the Company $50,000.00. Each of these Loans is represented by a Subordinated Convertible Note, and bears interest at the rate of six percent (6%) per annum. Interest on the Loans is due monthly, and the principal amount of the Loans is due on the fifth anniversary of the Loans. The indebtedness under the Loans is subordinate to all senior indebtedness of the Company, whether outstanding on the date of the Loans or thereafter created, incurred or assumed, in respect of borrowed money from any bank, savings and loan, insurance company or other financial institution. The Loans also contain standard anti-dilution provisions. The principal amount of the Loans is convertible at any time at the election of the lenders into shares of the Company's common stock at a conversion price of $0.25 per share in minimum amounts of $5,000.00, or 20,000 shares. The proceeds of the Loans will be utilized for general corporate purposes, including but not limited to a reduction in the amounts outstanding under the Company's line of credit facility with Fleet National Bank, the Company's primary lender.

         Mr. Rice is currently the beneficial owner of 140,069 shares of common stock of the Company, or 9.9%, which beneficial ownership includes 5,002 shares subject to stock options previously granted. Mr. Roberts is currently the beneficial owner of 136,002 shares of common stock of the Company, or 9.6%, which beneficial ownership includes 2,668 shares subject to stock options previously granted. Should all options held by each individual be exercised and the conversion rights under the Loans be fully exercised, Mr. Rice would be the beneficial owner of 340,069 shares of common stock, or 18.6%, and Mr. Roberts would be the beneficial owner of 336,002 shares of common stock, or 18.4%. If both individuals exercise their conversion rights under the Loans in full, it would be difficult to effectuate most corporate actions requiring shareholder approval should both individuals fail to consent to such action. The Company does not, however, deem that a change in control of the Company has occurred because more than 60% of the currently outstanding shares are still owned by unrelated parties and Mr. Rice and Mr. Roberts have no understanding or agreement to vote their holdings in the same manner.


Item 7.  Financial Statements and Exhibits

         (c) The following exhibits are filed as a part of this Report:


Exhibit No.    Description of Instrument
-----------    -------------------------


10.1 Subordinated Convertible Note Agreement dated January 2, 2003 entered into by Comtrex Systems Corporation and Jeffrey C. Rice

10.2 Subordinated Convertible Note Agreement dated January 2, 2003 entered into by Comtrex Systems Corporation and Steven D. Roberts


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                   COMTREX SYSTEMS CORPORATION
                                          (Registrant)



Date:  January 2, 2003              By: /s/ Jeffrey C. Rice
                                        --------------------------
                                        Jeffrey C. Rice
                                        Chief Executive Officer



Date:  January 2, 2003              By: /s/ Pamela M. Reci
                                        --------------------------
                                        Pamela M. Reci
                                        Chief Accounting Officer


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